UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 25, 2014

NATIONAL AUTOMATION SERVICES, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-53755 (Commission File Number)	26-1639141 (I.R.S. Employer Identification No.)

P.O. Box 400775
Las Vegas, NV 89140
(Address of principal executive offices)  (zip code)

(877) 871-6400
(Registrant's telephone number, including area code)

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Corporate Governance and Management
Item 1.01:   Entry into a Material Definitive Agreement

On February 24, 2014, National Automation Services, Inc. (“NAS”) executed a purchase and sale agreement (“PSA”) with JD Field Services (including its subsidiaries) located in Vernal, Utah (known here after as the “seller”). The term of purchase of the seller is as follows:

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Step 1: Seller will have collectively transferred, assigned and delivered to NAS the following, one hundred percent (100%) of the Shareholder Interests owned by the Seller, free and clear of all Liens. The Shareholder Interests sold, transferred, assigned and delivered to NAS pursuant to the preceding sentence collectively constitutes all of the outstanding Equity Interests of the Seller. In satisfaction of applicable requirements under any Shareholder Agreement, Articles of Incorporation or Bylaws of the Seller, and the Seller hereby consents to the sale, transfer, and assignment of the Shareholder Interests contemplated by this PSA.

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Step 2: In consideration of Step 1, a Power of Attorney from the buyer in lieu of consideration at signing of the PSA. NAS shall provide to Seller a Power of Attorney representing voting rights and control over approximately thirty percent (30%) of the equity interests in NAS. NAS will hold in reserve, two hundred seventy million (270,000,000) shares of NAS Class A Common Stock to be representative of the Seller Interests outlined in Step 1.

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Step 3: In a reasonable time as outlined by the PSA, NAS as Parent Corporation will pay off Seller debt.  NAS shall not be required to pay any portion of the Seller debt until such time it has sufficient funds to pay the debt in full and a planned recapitalization of the NAS stock is completed (as described in the PSA).

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Step 4: Once NAS has repaid all Seller debt noted in the PSA, and upon completion of the remaining terms of the agreement, Seller agrees to relinquish the Power of Attorney (in Step 2) of approximately thirty percent (30%) back to NAS and the reserve of two hundred seventy million (270,000,000) shares of NAS Class A Common Stock will be returned to NAS stock treasury. In exchange for the relinquishment of the Power of Attorney and consideration noted in Step 1, both principles of the Seller will receive six percent (6%) of the outstanding common stock of NAS, for a total of 12% between the two (2) principles.

All other items in the PSA are disclosed in the agreement as exhibit attached.

JD Field Services and its subsidiaries employ over 100 employees with a three year historical average of sales in excess of $24,000,000 and $19,000,000 in assets. They are a mid-sized service provider (providing services such as Roustabout, water services, rig haul, and trucking services) to the oil and gas industry operating in the Rocky Mountain region and North Dakota shale play region.

Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits

(d)             Exhibits
Exhibit No.	Description

1.1	Purchase and Sale agreement with JD Field Services executed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 25, 2014	National Automation Services, Inc.
A Nevada corporation

/s/ Robert W Chance
By: Robert Chance
Its: President and Chief Executive Officer